#841944v8 AMENDMENT NO. 1 TO THE SEI INVESTMENTS COMPANY EMPLOYEE STOCK PURCHASE PLAN THIS AMENDMENT, dated as of July 23, 2024, is made by SEI Investments Company (the “Company”) to the SEI Investments Company Employee Stock Purchase Plan (the “Plan”), as amended and restated as of April 21, 2020. and WHEREAS, the Company maintains the Plan for the benefit of its and its subsidiaries’ eligible employees; WHEREAS, pursuant to Section 6.4 of the Plan, the Board of Directors of the Company may amend the Plan at any time; and WHEREAS, the Board of Directors of the Company approved this Amendment on July 23, 2024. NOW THEREFORE, effective as of July 23, 2024, the Plan is hereby amended as follows: 1. Section 4.7(c) shall be amended by revising the third sentence thereof to read as follows: “The deposited shares (i) may not be sold until the first anniversary of the Offering Date of such shares, except as provided in Section 4.8, and (ii) shall not be transferable (either electronically or in certificate form) from the ESPP Brokerage Account until the ESPP Holding Period for those shares is satisfied.” 2. Section 4.8 shall be amended by adding the following to the end thereof: “Notwithstanding the foregoing, the restriction on the sale of shares of Stock from the ESPP Brokerage Account prior to the first anniversary of the Offering Date shall not apply if (i) the Participant terminates employment with the Employer and all Subsidiaries of the Employer and Company, (ii) the Participant’s new employer requires the Participant to divest the shares of Stock due to a conflict of interest, ethics, or similar policy established by such employer, and (iii) the Participant provides acceptable documentation of such new employment and policy to the applicable internal administrative delegate(s) under the Plan.” 3. Except for the foregoing amendments, all of the terms and provisions of the Plan are hereby ratified and confirmed and shall continue in full force and effect. IN WITNESS WHEREOF, and as conclusive evidence of the adoption of this Amendment, SEI Investments Company has caused this Amendment to be duly executed in its name and behalf by its proper officer thereunto duly authorized as of the Effective Date. /s/ Michael N. Peterson Secretary Dated: July 23, 2024